EXHIBIT 7.1
                                                      FORM OF PURCHASE AGREEMENT

                               PURCHASE AGREEMENT

     THIS AGREEMENT is made as of the 25th day of June, 1999, between Neose Technologies, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, with its principal offices at 102 Witmer Road, Horsham, Pennsylvania 19044 and the purchaser whose name and address is set forth on the signature page hereof (the "Purchaser").

     IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser, intending to be legally bound, agree as follows:

     SECTION 1. Authorization of Sale of Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to 1,500,000 shares of common stock ("Common Stock"), par value $.01 per share (each a "Share," and together the "Shares"), of the Company.

     SECTION 2. Agreement to Sell and Purchase the Shares. At the Closing (as defined in Section 3), the Company will sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the number of Shares shown below at the purchase price shown below:

       Number of Shares                                    Aggregate
       to be Purchased         Price Per Share           Purchase Price
       ---------------         ---------------           --------------


                                    $9.50                      $

The Company is simultaneously entering into a similar form of this purchase agreement with certain other investors (the "Other Purchasers") and expects to complete sales of the Shares to them, although it is understood that there is no minimum number of Shares that are required to be sold by the Company. (The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the "Purchasers," and this Agreement and the agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the "Agreements.")

     SECTION 3. Delivery of the Shares at the Closing. The completion of the purchase and sale of the Shares (the "Closing") shall occur on June 25, 1999 or such other time as may be agreed upon by the Company and each Purchaser (the "Closing Date"). At the Closing, the Company shall deliver to the Purchaser one or more stock certificates for the Shares registered in the name of the Purchaser, or in such name(s) as designated by the Purchaser, representing the number of Shares set forth in Section 2 above. The name(s) in which the stock certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as part of Appendix I. The Company's obligation to complete the purchase and sale of the Shares and deliver such stock certificate(s) to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company in its sole discretion: (i) receipt by the Company of immediately available funds in the full amount of the purchase price for the Shares being purchased hereunder; (ii) completion of the purchases and sales under the Agreements with Other Purchasers; and (iii) the accuracy of the representations and warranties made by the Purchasers and the fulfillment of those undertakings of the Purchasers to be

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fulfilled  prior to the  Closing;  provided,  however,  that in the  event  that condition (ii) or, with respect to Other Purchasers, condition (iii) is not met, the Purchaser shall have the right, but not the obligation, to purchase the Shares which such Other Purchaser (the "Defaulting Purchaser") should have purchased on the same terms, and if Other Purchasers want to exercise this right, on a pro rata basis (based on the number of Shares purchased hereunder and under the other purchase agreements) with any Other Purchasers exercising the right, and if the Purchaser and/or Other Purchasers exercise this right, the condition shall be deemed to have been met. The Purchaser's obligation to accept delivery of such stock certificate(s) and to pay for the Shares evidenced thereby shall be subject to the accuracy in all material respects of the representations and warranties made by the Company in the Purchase Agreement and the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to Closing.

     SECTION 4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

     4.1. Organization and Qualification. The Company is a corporation duly organized and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as currently conducted. The Company is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the Company conducts business, except where the failure to do so would not have a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company.

     4.2. Authorized and Issued Capital Stock. (a) As of June 10, 1999, the authorized capital stock of the Company consists of (i) 30,000,000 shares of Common Stock, of which 9,909,416 shares are outstanding, and (ii) 5,000,000 shares of preferred stock, $.01 par value per share, of which 300,000 shares have been designated "Series A Junior Preferred Stock" for potential issuance under the terms of the Amended and Restated Rights Agreement, dated as of December 3, 1998, between the Company and American Stock Transfer & Trust Company, as rights agent, and no shares are issued and outstanding as of the date hereof. All of the outstanding shares of Common Stock were validly issued and are fully paid and non-assessable shares.

     (b) The Company has registered its Common Stock pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act") and is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on the Nasdaq National Market (the "Principal Market").

     4.3. Due Execution, Delivery and Performance of the Agreements. The execution, delivery and performance of the Agreements by the Company (i) have been duly authorized by all requisite corporate action by the Company, and (ii) will not violate any law or the Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") or the Amended and Restated Bylaws (the "Bylaws") of the Company, or any provision of any material indenture, mortgage, agreement, contract or other material instrument to which the Company is a party or by which the Company or any of its properties or assets is bound as of the date hereof, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such material indenture, mortgage, agreement, contract or other material instrument or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance, of any material nature whatsoever, upon any properties or assets of the Company. The Company has no material subsidiaries. Upon their execution and delivery, and assuming the valid execution thereof by the respective Purchasers, the Agreements will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or


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

similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification and contribution agreements of the Company in Section 7.4 hereof may be legally unenforceable.

     4.4. Issuance, Sale and Delivery of the Shares. When issued and paid for, the Shares to be sold hereunder by the Company will be validly issued and outstanding, fully paid and non-assessable. Neither the sale of the Shares pursuant to, nor the Company's performance of its obligations under, this Agreement shall (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Shares or any of the assets of the Company, or (ii) entitle the holders of the outstanding Common Stock to preemptive or other rights to subscribe to or acquire Common Stock or other securities of the Company.

     4.5. Exemption from Registration. Assuming the accuracy of the Purchaser's representations and warranties set forth in Section 5 hereof, the offer, issuance and sale of the Shares pursuant to this Agreement are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act").

     4.6. Additional Information. The Company represents and warrants that the information contained in the following documents, copies of which have been furnished to the Purchaser, was true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein in light of the circumstances under which they were made, not misleading as of their respective dates (the "SEC Documents"):

    (i)   the Company's 1998 annual report to stockholders;

    (ii) the Company's annual report on Form 10-K for the fiscal year ended December 31, 1998 (without exhibits);

    (iii) the Company's quarterly report on Form 10-Q for the three month period ended March 31, 1999;

    (iv) the notice of annual meeting of stockholders and proxy statement for the Company's 1999 annual meeting of stockholders held June 15, 1999; and

    (v) all other documents, if any, filed by the Company with the Securities and Exchange Commission (the "Commission") since March 31, 1999 pursuant to the reporting requirements of the Exchange Act.

     4.7. No Material Change. As of the date hereof, there has been no material adverse change in the business, condition (financial or otherwise) or results of operations of the Company since March 31, 1999.

     4.8. Legal Opinion. Prior to and as a condition to the Closing, Morgan, Lewis & Bockius LLP, counsel to the Company, will deliver its legal opinion to the Purchasers as to the valid issuance of the Shares.


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

     4.9. Listing of Common Stock. The Company shall cause the Shares to be listed on the Nasdaq National Market and maintain the listing of the Shares on each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed.

     SECTION 5. Representations, Warranties and Covenants of the Purchaser.

     (a) The Purchaser acknowledges that the Shares have not been registered under the Securities Act or any state securities law and may not be offered, sold, pledged or otherwise transferred (i) in the absence of such registration,
(ii) unless the Company receives an opinion of counsel reasonably acceptable to it that such offer, sale, pledge or transfer is exempt from any registration and prospectus delivery requirements of the Securities Act and any applicable state securities laws or (iii) unless sold pursuant to Rule 144 promulgated under the Securities Act ("Rule 144") in accordance with the terms of such rule. Except as otherwise permitted by Section 7.3, each certificate for the Shares issued at the Closing or upon direct or indirect transfer of or in substitution thereof shall be stamped or otherwise imprinted with a legend in substantially the following form:

     The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under any applicable state securities laws and may not be offered, sold, pledged or transferred (i) in the absence of such registration, (ii) unless the Company receives an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that such offer, sale, pledge or transfer is exempt from any registration and prospectus delivery requirements of the Securities Act and such applicable state securities laws or (iii) unless sold pursuant to Rule 144 promulgated under the Securities Act.

     (b) The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Shares contemplated hereby, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in equity securities presenting an investment decision like that involved in the purchase of the Shares, including investments in equity securities issued by development-state biotechnology companies; (ii) the Purchaser or its counsel, accountants or other investment advisers have requested, received, reviewed and considered all information deemed relevant by them in making an informed decision to purchase the Shares, (iii) the Purchaser is acquiring the Shares in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of the Shares, nor is there any arrangement or understanding with any other persons regarding the distribution of such Shares; provided however, that such representation and warranty will not limit the Purchaser's right to sell Shares pursuant to the Registration Statement or pursuant to an exemption from the Securities Act of 1933, as amended (the "Securities Act"); (iv) the Purchaser will not, directly or indirectly, offer, sell (including sell short), pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, and the rules and regulations promulgated thereunder; (v) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire and the Stock Certificate Questionnaire, both attached hereto as Appendix I, for use in preparation of the Registration Statement and the answers thereto are true, correct and complete in all material respects as of the date hereof and will be true, correct and complete in all material respects as of the effective date of the Registration Statement; (vi) the Purchaser has, in connection with its decision to purchase the number of Shares set forth in Section 2 above, relied solely upon the SEC Documents, the draft plan of distribution section of the Registration Statement, and the representations and warranties of the Company contained herein, as well as any investigation of the Company completed by the Purchaser or its counsel, accountants or other investment advisers; and (vii) the Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.


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

     (c) The Purchaser agrees not to make any sale of the Shares under the Registration Statement without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, and the Purchaser acknowledges and agrees that such Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate officer's certificate: (i) in the form of Appendix II hereto, (ii) executed by an officer of, or other authorized person designated by, the Purchaser, and (iii) to the effect that (A) the Shares have been sold pursuant to and in accordance with the Registration Statement and
(B) the requirement of delivering a current prospectus has been satisfied. The Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Purchaser agrees that it will not sell any Shares during the period commencing at the time at which the Company gives the Purchaser notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser notice that the Purchaser may thereafter effect sales pursuant to said prospectus. The Company shall only be able to suspend the use of said prospectus for periods aggregating no more than thirty business days in any twelve month period. The Purchaser further agrees to notify promptly the Company of the sale of all of its Shares, and to notify promptly the Company in writing of any material changes in the information set forth in the Registration Statement relating to the Purchaser or its plan of distribution.

     (d) The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification and contribution agreements of the Purchaser in Section 7.4 hereof may be legally unenforceable.

     SECTION 6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.

     SECTION 7. Registration of Shares

     7.1. Registration Procedures and Expenses.

     (a) The Company shall as soon as practicable, but in no event later than 30 days after the Closing, prepare and file with the Commission a registration statement on Form S-3 (or if such form is unavailable to the Company, on such other form deemed appropriate for the registration of the Common Stock by the Commission) (the "Registration Statement") to register the Shares for resale by the Purchasers ("Registrable Securities") in non-underwritten, market transactions, and shall use its best efforts to cause the Registration Statement to become effective as soon as practicable thereafter. The Company shall, within


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

          three business days before filing such Registration Statement, provide a draft to the Purchaser and its counsel for review and comment.

     (b) The Company shall promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such the Registration Statement effective until the first to occur of
          (i) such date when either all of the Registrable Securities have been sold pursuant thereto or, by reason of Rule 144(k) of the Commission under the Securities Act or any other rule of similar effect, the Registrable Securities are no longer required to be registered for the sale thereof by the Purchasers in ordinary market transactions without imposition of any volume limitations, or (ii) the second anniversary of the Closing (the "Registration Period");

     (c) The Company shall promptly furnish to the Purchaser such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Purchaser;

     (d) The Company shall promptly file documents required of the Company for normal blue sky clearance for the Registrable Securities in New York, Pennsylvania and such other states specified in writing by the Purchaser; provided, however, that the Company shall not be required to (i) qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented, (ii) subject itself to general taxation in any such jurisdiction, (iii) provide any undertakings that cause the Company undue burden or expense or (iv) make any change in its charter or bylaws;

     (e) The Company shall promptly inform the Purchaser when any stop order has been issued with respect to the Registration Statement and use its best efforts to promptly cause such stop order to be withdrawn;

     (f) In the event the Purchasers, at their sole expense, engage an underwriter in connection with the resale of the Shares, the Company will use commercially reasonable efforts to enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offer;

     (g) The Company shall notify the Purchasers whose shares are registered on a Registration Statement at any time when a prospectus relating to any Registrable Securities covered by such Registration Statement or a Company Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and promptly file such amendments and supplements as may be necessary so that, as thereafter delivered to such Purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the

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

          statements therein not misleading in light of the circumstances then existing and use its best efforts to cause each such amendment and supplement to become effective;

     (h) In the event the Purchasers, at their sole expense, engage an underwriter in connection with the resale of the Shares, the Company will use commercially reasonable efforts to furnish at the reasonable request of the participating Purchasers on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to Section 7.1 (i) an opinion, dated such date, of the counsel representing the Company, for purposes of such registration, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offering addressed to the underwriters, if any, and to such Purchasers, and
          (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters and to such Purchasers. In addition, if in connection with a Company Registration Statement (as defined below) any Puchaser shall be required to become a party to an underwriting agreement, the Company will provide the opinions and letters set forth in clauses (i) and
          (ii) of the preceding sentence addressed to such Purchasers; and

     (i) The Company shall bear all expenses in connection with the procedures in this Section 7.1 and the procedures in Section 7.2 and the registration of the Shares pursuant to the Registration Statement and the Company Registration Statement (as defined in Section 7.2), other than fees and expenses, if any, of counsel or other advisers to the Purchaser or the Other Purchasers and any expenses relating to the sale of the Registrable Securities by the Purchasers (including without limitation, broker's commissions, discounts or fees of any nature and transfer taxes or charges of any nature).

     The Company understands that the Purchaser disclaims being an underwriter, but the Purchaser being deemed an underwriter shall not relieve the Company of any obligations it has hereunder. A questionnaire related to the Registration Statement to be completed by the Purchaser is attached as Appendix I to this Agreement.

     7.2 Piggy-back Registration Rights. If at any time during the period beginning six months from the date hereof and prior to the expiration of the Registration Period, the Company shall determine to file with the Commission a registration statement relating to an offering for its own account under the 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) (a "Company Registration Statement"), the Company shall send to each Purchaser that (together with affiliates thereof) holds at least 200,000 shares written notice of such determination and, if within fifteen (15) days after the effective date of such notice, such Purchaser shall so request in writing, the Company shall include in such Company Registration Statement all or any Registrable Securities such Purchaser requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Company Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Company Registration


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

Statement only such limited portion of the Registrable Securities, if any, with respect to which such Purchaser has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Registrable Securities shall be made pro rata among the Purchasers seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Purchasers; provided, however, that any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Company Registration Statement other than holders of securities entitled to inclusion of their securities in such Company Registration Statement by reason of demand registration rights. If an offering in connection with which an Purchaser is entitled to registration under this
Section 7.2 is an underwritten offering, then each Purchaser whose Registrable Securities are included in such Company Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering. All of the obligations of the Purchasers pursuant to this Agreement shall be applicable to any Company Registration Statement filed pursuant to this Section 7.2. After the date hereof and prior to the expiration of the Registration Period, the Company shall not, without the consent of a majority of the holders of Registrable Securities, grant to any holder of securities of the Company rights similar to those granted to the Purchasers pursuant to this Section 7.2 which are not in parity with or junior to the rights granted to the Purchasers pursuant to this
Section 7.2.

     7.3. Transfer of Shares. The Purchaser agrees that it will not effect any disposition of the Shares except as contemplated in the Registration Statement or Company Registration Statement or as otherwise in compliance with applicable securities laws.

     7.4. Indemnification. For the purpose of this Section 7.4.:

     (a) the term "Selling Stockholder" shall include the Purchaser, its officers, directors, and/or trustees and any affiliate or controlling person of such Purchaser or any permitted assign hereunder;

     (b) the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1 or the Company Registration Statement referred to in Section 7.2; and

     (c) the term "untrue statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any breach of the representations set forth in Section 4 hereof by the Company, or any untrue statement of a material fact contained in the Registration Statement, or arise out of any failure by the Company to fulfill any agreement, covenant or undertaking contained in this Agreement or included in the Registration Statement, and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, (i) an untrue statement made in the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement (which shall be deemed to include the information set forth in the Registration Statement Questionnaire and in the plan of distribution section of the prospectus), (ii) the failure of such Selling Stockholder to comply with the covenants and agreements contained herein respecting transfer or sale of the Shares, or (iii) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser. The Company shall also not be liable for amounts paid in settlement of any loss, claim, damage or liability if such settlement if effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.

     The Purchaser agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any breach of the representations set forth in Section 5 hereof by the Purchaser, or any failure by the Purchaser to comply with the covenants and agreements contained herein transfer or sale of the Shares, or any untrue statement of a material fact contained in the Registration Statement if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Purchaser specifically for use in the Registration Statement. The Purchaser will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. The Purchaser agrees that the information regarding the Purchaser or its officers, directors and affiliates and their intended plan of distribution of the Shares set forth in the Registration Statement questionnaire, the form of which is attached as Appendix 1, or included from time to time in the Registration Statement (including without limitation the plan of distribution section of the Registration Statement) shall be deemed to be written information furnished to the Company by or on behalf of the Purchaser specifically for use in preparation of the Registration Statement. The foregoing indemnification shall be limited in amount as to each purchaser to the Aggregate Purchase Price paid by such purchaser hereunder.

     Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.4, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action; provided, however, that any failure by an indemnified person to notify an indemnifying person shall not relieve the indemnifying person from its obligations hereunder except to the extent that the indemnifying person is prejudiced thereby. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume and control the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnifying person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided further, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties hereunder and under the other Agreements.

     If the indemnification provided for in this Section 7.4 from the indemnifying person would be applicable by its terms but is otherwise unavailable, as determined by a court of applicable jurisdiction, to an indemnified person hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying person, in lieu of indemnifying such indemnified person, shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying person and indemnified persons in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying person and indemnified persons shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying person or indemnified persons, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Section 7.4, any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7.4, no Purchaser shall be required to contribute any amount in excess of the dollar amount of the proceeds received by such Purchaser upon the sale of the Shares, giving rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     7.5.  Termination of Conditions and Obligations.  The conditions imposed by
Section 5 or this Section 7 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement, or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

     7.6. Continued Availability of Information. So long as the Registration Statement is effective covering the resale of Shares owned by the Purchaser, the Company will furnish to the Purchaser:

     (a) as soon as practicable after available (but in the case of the Company's Annual Report to Stockholders, within 120 days after the end of each fiscal year of the Company), one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a firm of certified public accountants), (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K, (iii) any quarterly reports to stockholders, and if not included in substance in its quarterly reports to stockholders, its quarterly reports on Form 10-Q, and (iv) a full copy of the Registration Statement (the foregoing, in each case, excluding exhibits);

     (b) upon the reasonable request of the Purchaser, all exhibits excluded by the parenthetical to subparagraph (a)(iv) of this Section 7.6 and all other information that is made available to shareholders; and

     (c) upon the reasonable request of the Purchaser, an adequate number of copies of the prospectuses to supply to any other party requiring such prospectuses;

and the Company, upon the reasonable request of the Purchaser, will meet with the Purchaser or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement and will otherwise cooperate with any Purchaser conducting an investigation for the purpose of reducing or eliminating such Purchaser's exposure to liability under the Securities Act, including the reasonable production at the Company's headquarters of non-confidential information (and, upon execution of a confidentiality agreement satisfactory to the Company, confidential information).

     7.7 Reports under Exchange Act. With a view to making available to the Purchasers the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Purchaser to sell Registrable Securities to the public without registration, and with a view to making it possible for any such Purchaser to register the Registrable Securities pursuant to a registration on Form S-3, the Company agrees to:

          (a) make and keep available public information, as understood and defined in Rule 144, at all times;

          (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange act; and

          (c) furnish to a Purchaser owning any Registrable Securities upon reasonable request (i) a written statement by the Company that is has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange act, or that it qualifies as a registrant whose Registrable Securities may be resold pursuant to Form S-3 (at any time after it so qualified, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably required in availing any Purchaser of Registrable Securities of any rule or regulation of the Commission which permits the selling of any such Registrable Securities without registration or pursuant to such form.

     SECTION 8. Broker's Fees. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchaser, except for the Company's obligations to Paramount Capital, Incorporated which has acted as finder for the Company.

     SECTION 9. Cooperation with Resale Efforts. Subject to applicable law, after the Registration Statement pursuant to Section 7.1 is declared effective by the Commission, to the extent reasonably requested by a Purchaser that (together with affiliates thereof) holds at least 200,000 Shares, the Company will, at its own expense, assist such Purchaser with the resale of the Shares during the Registration Period, including, without limitation, the preparation of reasonably appropriate promotional materials and the reasonable participation of executive officers of the Company in "road shows" and other selling efforts.

     SECTION 10. Expenses. At the Closing, each party hereto shall bear its own expenses; provided, however, that the Company shall pay the fees, expenses and disbursements of counsel to MHR Fund Management LLC ("MHR") up to an aggregate maximum of $15,000.

     SECTION 11. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by a nationally recognized overnight express courier postage prepaid, and shall be deemed given one day after being so sent and shall be delivered as addressed as follows:

     (a)  if to the Company, to:

          Neose Technologies, Inc.
          102 Witmer Road
          Horsham, PA 19041
          Attention: Stephen Roth
                Chairman and Chief
                Executive Officer

          with a copy so mailed to:

          Morgan, Lewis & Bockius LLP
          1701 Market Street
          Philadelphia, Pennsylvania 19103-2921
          Attention: David R. King, Esq.

          or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

     (b) if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

     SECTION 12. Entire Agreement; Changes. This Agreement sets forth the entire agreement of the parties and may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

     SECTION 13. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     SECTION 14. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     SECTION 15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS.

     SECTION 16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

     SECTION 17. Assignment. Prior to the Registration Statement being declared effective by the Commission, the Purchaser (or any permitted assignee) may assign its rights under this Agreement to any subsequent holder of any or all of the Shares who has purchased at least 50,000 Shares from such Purchaser (or permitted assignee), provided that the Company shall have the right to require any such holder of any or all of the Shares to execute a counterpart of this Agreement and agree to be bound by the provisions of this Agreement as a condition to such holder's claim to any rights hereunder.

     SECTION 18. Publicity.

          (a) Without the prior consent of the other party, neither party shall originate any written, oral or electronic publicity, news release or other public announcement or document (including without limitation any filing made with the Commission) relating to this Agreement or the existence of any arrangement between the parties, except where such publicity, news release or other public announcement or document is required by law, provided that, in such event, the Company will provide the Purchaser with a draft of such legally required publicity, news release or other public announcement or document and consult with the Purchaser in connection therewith prior to its release.

          (b) Without limiting the generality of the foregoing, without the prior consent of the other party, the Company shall not originate any written, oral or electronic publicity, news release or other public announcement or document (including without limitation any filing made with the Commission) mentioning the name of Purchaser or any of its affiliates, or any of their respective principals, partners, employees, investors, stockholders or members, except to the extent required by law, provided that, in such event, the Company will provide the Purchaser with a draft of such legally required publicity, news release or other public announcement or document and consult with the Purchaser in connection therewith prior to its release.

          (c) This Section shall survive the termination or expiration of this Agreement.

     SECTION 19. Board Representation. The Company shall use its best efforts to cause its Board of Directors to appoint the nominee of MHR to the Board of Directors and to nominate such nominee for the Board of Directors at each of the Company's stockholders' meetings in which directors are elected for so long as MHR and its affiliates own at least 200,000 shares of Common Stock.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                             NEOSE TECHNOLOGIES, INC.


                             By
                                ---------------------------------------
                                  P. Sherrill Neff
                                  President and Chief Financial Officer

Print or Type:

                             Name of Purchaser
                               (individual or institution):


                             ---------------------------------------

                             Name of individual representing
                               Purchaser (if an institution):


                             ---------------------------------------

                             Title of individual representing
                               Purchaser (if an institution):


                             ---------------------------------------

Signature by:

                             Individual Purchaser or individual
                               representing Purchaser:


                             ---------------------------------------

                             Address:___________________________

                             Telephone:_________________________

                             Fax:_______________________________

                             E-Mail:____________________________

                     SUMMARY INSTRUCTION SHEET FOR PURCHASER

                   (to be read in conjunction with the entire
                        Purchase Agreement which follows)

A.   Complete the following items on BOTH Purchase Agreements:

     1.   Page 13 - Signature:

          (i)  Name of Purchaser (individual or institution)

          (ii) Name of individual representing Purchaser (if an institution)

          (iii) Title of individual representing Purchaser (if an institution)

          (iv) Signature of individual Purchaser or individual representing Purchaser

     2.   Appendix I - Stock Certificate Questionnaire:

          Provide  the   information   requested   by  the   Stock   Certificate
          Questionnaire.

          Appendix I - Registration Statement Questionnaire:

          Provide the information requested by the Registration Statement Questionnaire.

     3.   Return  BOTH  properly   completed  and  signed  Purchase   Agreements
          including the properly completed Appendix I to:

          Neose Technologies, Inc.
          102 Witmer Road
          Horsham, PA  19044
          ATTN:  A. Brian Davis

B. Instructions regarding the transfer of funds for the purchase of Shares will be sent to the Purchaser at a later date.

C. Upon the resale of the Shares by the Purchaser after the Registration Statement covering the Shares is effective, as described in the Purchase Agreement, the Purchaser:

          (i)  must  deliver a current  prospectus  of the  Company to the buyer
               (prospectuses   must  be   obtained   from  the  Company  at  the
               Purchaser's request); and

          (ii) must send a letter in the form of Appendix II to the Company to permit the Shares to transfer.

                                                                      Appendix I
                                                                    (one of two)

                            NEOSE TECHNOLOGIES, INC.
                         STOCK CERTIFICATE QUESTIONNAIRE

Please provide us with the following information:

1.   The exact name that your Shares are
     to be registered in (this is the
     name that will appear on your stock
     certificate(s)). You may use a
     nominee name if appropriate:                      ______________________

2.   The relationship between the
     Purchaser of the Shares and the
     registered holder listed in
     response to item 1 above:                         ______________________

3.   The mailing address of the
     registered holder listed in
     response to item 1 above:                         ______________________


                                                       ______________________

4.   The social security number or tax
     identification number of the
     registered holder listed in
     response to item 1 above:                         ______________________

                                                                      Appendix I
                                                                    (two of two)

                            NEOSE TECHNOLOGIES, INC.
                      REGISTRATION STATEMENT QUESTIONNAIRE

     In connection with the preparation of the Registration Statement, please provide us with the following information:

     1. Pursuant to the "Selling Stockholder" section of the Registration Statement, please state your or your organization's name exactly as it should appear in the Registration Statement:

     2. Please provide the number of shares that you or your organization will own beneficially or of record immediately after Closing, including those Shares purchased by you or your organization pursuant to this Purchase Agreement and those shares purchased by you or your organization through other transactions (indicating whether you have sole or shared voting or dispositive power over such shares as determined under applicable rules of the Securities and Exchange Commission):

     3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates, or with Paramount Capital, Inc., other than as disclosed in the Company's proxy statements for its 1997 or 1998 annual meeting of stockholders?

          |_|  Yes     |_|  No

     If yes, please indicate the nature of any such relationships below:

      -----------------------------------------------------------------

      -----------------------------------------------------------------

      -----------------------------------------------------------------

                                                                     APPENDIX II

Attention:

                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE

     The undersigned, [an officer of, or other person duly authorized by] ___________________________________________________ [fill in official name of individual or institution] hereby certifies that he/she [said institution] is the Purchaser of the shares evidenced by the attached certificate, and as such, sold such shares on _________ [date] pursuant to and in accordance with registration statement number _________ [fill in the number of or otherwise identify registration statement] and the requirement of delivering a current prospectus by the Company has been complied with in connection with such sale.

Print or Type:

      Name of Purchaser
        (individual or
         institution):       ______________________

      Name of individual
        representing
        Purchaser (if an
        institution)         ______________________

      Title of individual
        representing
        Purchaser (if an
        institution):        ______________________

Signature by:

      Individual purchaser
        or individual repre-
        senting purchaser:   ______________________